Exhibit 99.1

ACI Worldwide, Inc. Reports Financial Results for the
Quarter Ended June 30, 2025

HIGHLIGHTS
•Q2 revenue up 7% versus prior year, with recurring revenue up 13%
•YTD revenue up 15% versus prior year, with contribution from both Payment Software segment up 18% and Biller segment up 13%
•YTD net income up 207% versus prior year, and adjusted EBITDA up 24%
•In Q2, repurchased 2.4 million shares, representing 2.4% of outstanding shares
•Raising full-year 2025 guidance range for both revenue and adjusted EBITDA

Omaha, NE — August 7, 2025 — ACI Worldwide (NASDAQ: ACIW), an original innovator in global payments technology, announced financial results today for the quarter ended June 30, 2025. ACI also increased its 2025 financial guidance.

“We delivered solid second quarter and first half results, reflecting the organizational improvements we have invested in and the momentum we generated by signing renewals and new business early in the year,” said Thomas Warsop, president and CEO of ACI. “These structural shifts have enabled us to pursue more strategic opportunities and move towards a more scalable and less seasonally weighted financial model. Looking ahead, we remain focused on increasing shareholder value through sales execution, enhancing the growth orientation across ACI, and the continued development and rollout of Connetic, our next generation payments hub platform.”

“Our momentum from last quarter continued to build in Q2, with revenue from Payment Software segment growing 18% and Biller segment growing 13% over the first half of 2024,” said Robert Leibrock, Chief Financial Officer of ACI. “While Q2 adjusted EBITDA reflected the timing of higher-margin license contracts and renewals, our adjusted EBITDA for the first half of 2025 increased by 24% compared to the same period last year. In line with our commitment to balanced capital allocation and continued shareholder returns, we repurchased 2.4 million shares in Q2, representing 2.4% of shares outstanding. Given the robust performance across the business, we are raising our full-year outlook for both revenue and adjusted EBITDA for 2025.”

Q2 AND 1H 2025 FINANCIAL SUMMARY
In Q2 2025, revenue was $401 million, up 7% from Q2 2024. Recurring revenue in Q2 2025 of $322 million was up 13% from Q2 2024 and represented 80% of total revenue. Q2 2025 net income of $12 million compares to a net income of $31 million in Q2 2024. Q2 2025 adjusted EBITDA was $81 million, down 13% from Q2 2024. Q2 cash flow from operating activities was $50 million, versus $55 million in Q2 2024.
•In Q2 2025, Payment Software segment revenue declined 1% and segment adjusted EBITDA decreased 12%, versus Q2 2024, reflecting the timing of higher-margin license contracts this year.

•In Q2 2025, Biller segment revenue grew 16% and segment adjusted EBITDA grew 6%, versus Q2 2024.

First half 2025 revenue was $796 million, up 15% from first half 2024. Recurring revenue in first half 2025 of $607 million was up 11% from first half 2024 and represented 76% of total revenue. First half 2025 net income of $71 million, which includes a $22 million after-tax gain on the sale of ACI's minority interest in India-based Mindgate, compares to net income of $23 million in first half 2024. Adjusted EBITDA in first half 2025 was $175 million, up 24% from first half 2024. Cash flow from operating activities in first half 2025 was $128 million, versus $178 million in first half 2024.
•In first half 2025, Payment Software segment revenue grew 18% and adjusted EBITDA grew 29%, versus the first half 2024.
•In first half 2025, Biller segment revenue grew 13% and adjusted EBITDA grew 4%, versus the first half 2024.

ACI ended Q2 2025 with $190 million in cash on hand and a debt balance of $904 million, representing a net debt leverage ratio of 1.4x adjusted EBITDA. In the quarter, the Company also retired its $400 million senior unsecured notes maturing in August 2026 with an incremental term loan under the credit facility that matures in February 2029.

During Q2 2025, the Company repurchased approximately 2.4 million shares for $119 million in capital, representing 2.4% of outstanding shares. First half 2025 repurchases totaled approximately 2.7 million shares for $134 million in capital. At the end of Q2 2025, the Company had approximately $223 million remaining on the share repurchase authorization.

RAISING FULL YEAR 2025 OUTLOOK AND NEW THIRD QUARTER OUTLOOK
ACI is raising guidance for the full year 2025. ACI now expects that total revenue for the full year of 2025 will be in the range of $1.710 billion to $1.740 billion, ahead of the previously issued guidance of $1.690 billion to $1.720 billion, and ahead of the guidance issued in February 2025 of $1.685 billion to $1.715 billion. ACI currently expects adjusted EBITDA for the full year 2025 will be in the range of $490 million to $505 million, ahead of the previously issued guidance of $480 million to $495 million.

The company expects that total revenue for Q3 2025 will be in the range of $460 million to $470 million, and adjusted EBITDA for Q3 2025 will be in the range of $155 million to $165 million.

CONFERENCE CALL TO DISCUSS FINANCIAL RESULTS
Today, management will host a conference call at 8:30 a.m. ET to discuss these results. Interested persons may access a real-time teleconference webcast at http://investor.aciworldwide.com/. To join the live audio call, please dial +1 (800) 715-9871, provide your name, the conference name of ACI Worldwide, Inc. and conference ID 88945; alternatively, to reduce operator assisted delays joining the call, we invite you to register in advance by visiting https://registrations.events/direct/Q4I889453. This process will provide you with a unique passcode allowing you to join the call without operator assistance.

About ACI Worldwide
ACI Worldwide, an original innovator in global payments technology, delivers transformative software solutions that power intelligent payments orchestration in real time so banks, billers, and merchants can drive growth, while continuously modernizing their payment infrastructures, simply and securely. With nearly 50 years of trusted payments expertise, we combine our global footprint with a local presence to offer enhanced payment experiences to stay ahead of constantly changing payment challenges and opportunities.
© Copyright ACI Worldwide, Inc. 2025.
ACI, ACI Worldwide, ACI Payments, Inc., ACI Pay, Speedpay and all ACI product/solution names are trademarks or registered trademarks of ACI Worldwide, Inc., or one of its subsidiaries, in the United States, other countries or both. Other parties' trademarks referenced are the property of their respective owners.
For more information contact:

Investor Relations
John Kraft
SVP, Head of Strategy and Finance
305-894-2223 / john.kraft@aciworldwide.com

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude significant transaction-related expenses, as well as other significant non-cash expenses such as depreciation, amortization, and stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP.

We believe that these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. Certain non-GAAP measures include:

•Adjusted EBITDA: net income (loss) plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income (loss).

•Net adjusted EBITDA margin: Adjusted EBITDA divided by revenue net of pass-through interchange revenue. Net adjusted EBITDA margin should be considered in addition to, rather than as a substitute for, net income (loss).

•Diluted EPS adjusted for non-cash and significant transaction related items: diluted EPS plus tax effected significant transaction related items, amortization of acquired intangibles and software, and non-cash stock-based compensation. Diluted EPS adjusted for non-cash and significant transaction related items should be considered in addition to, rather than as a substitute for, diluted EPS.

•Recurring revenue: revenue from software as a service and platform as a service fees and maintenance fees. Recurring revenue should be considered in addition to, rather than as a substitute for, total revenue.

•ARR: New annual recurring revenue expected to be generated from new accounts, new applications, and add-on sales bookings contracts signed in the period.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts and may include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” and words and phrases of similar impact. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements in this press release include but are not limited to: (i) our move towards a more scalable and less seasonally-weighted financial model, (ii) looking ahead, we remain focused on increasing shareholder value through sales execution, enhancing the growth orientation across ACI, and the continued development and rollout of Connetic, our next generation payments hub platform, (iii) given the robust performance across the business, we are raising our full-year outlook for both revenue and adjusted EBITDA for 2025, and (iv) Q3 2025 and full-year 2025 revenue and adjusted EBITDA financial guidance.
All of the foregoing forward-looking statements are expressly qualified by the risk factors discussed in our filings with the Securities and Exchange Commission. Such factors include, but are not limited to, increased competition, business interruptions, cybersecurity incidents or failure of our information technology and communication systems, security breaches, our ability to attract and retain senior management personnel and skilled technical employees, future acquisitions, strategic partnerships and investments, divestitures and other restructuring activities, implementation and success of our strategy, impact if we convert some or all on-premise licenses from fixed-term to subscription model, anti-takeover provisions, exposure to credit or operating risks arising from certain payment funding methods, loss caused by theft or fraud, customer reluctance to switch to a new vendor, our ability to adequately defend our intellectual property, litigation, consent orders and other compliance agreements, our offshore software development activities, risks from operating internationally, including fluctuations in currency exchange rates, events in eastern Europe and the Middle East, adverse changes in the global economy, compliance of our products with applicable legislation, governmental regulations and industry standards, the complexity of our products and services and the risk that they may contain hidden defects, legal and business risks from artificial intelligence technology incorporated into our products, risks to our business from the use of artificial intelligence by our workforce, complex regulations applicable to our payments business, our compliance with privacy and cybersecurity regulations, compliance with requirements of the payment card networks and Nacha, exposure to unknown tax liabilities, changes in tax laws and regulations, consolidations and failures in the financial services industry, volatility in our stock price, demand for our products, failure to obtain renewals of customer contracts or to obtain such renewals on favorable terms, delay or cancellation of customer projects or inaccurate project completion estimates, changes in card association and debit network fees or products, impairment of our goodwill or intangible assets, the accuracy of management’s backlog estimates, the cyclical nature of our revenue and earnings and the accuracy of forecasts due to the concentration of revenue-generating activity during the final weeks of each quarter, restrictions and other financial covenants in our debt agreements, our existing levels of debt, incurring additional debt, events outside of our control including natural disasters, wars, and outbreaks of disease, and revenues or revenue mix below expectations. For a detailed discussion of these risk factors, parties that are relying on the forward-looking statements should review our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	June 30, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$189,697	$216,394
Receivables, net of allowances	398,164	414,399
Settlement assets	498,971	318,871
Prepaid expenses	37,212	29,218
Other current assets	20,706	11,940
Total current assets	1,144,750	990,822
Noncurrent assets
Accrued receivables, net	345,608	360,079
Property and equipment, net	33,195	35,069
Operating lease right-of-use assets	29,179	28,864
Software, net	88,574	92,893
Goodwill	1,226,026	1,226,026
Intangible assets, net	156,538	165,377
Deferred income taxes, net	80,831	72,713
Other noncurrent assets	33,582	53,450
TOTAL ASSETS	$3,138,283	$3,025,293
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$58,082	$45,422
Settlement liabilities	498,523	317,484
Employee compensation	40,786	55,567
Current portion of long-term debt	40,909	34,928
Deferred revenue	71,695	75,419
Other current liabilities	64,626	73,808
Total current liabilities	774,621	602,628
Noncurrent liabilities
Deferred revenue	17,928	19,304
Long-term debt	857,112	889,649
Deferred income taxes, net	42,050	39,920
Operating lease liabilities	23,550	22,592
Other noncurrent liabilities	29,524	26,873
Total liabilities	1,744,785	1,600,966
Commitments and contingencies
Stockholders’ equity
Preferred stock	—	—
Common stock	702	702
Additional paid-in capital	733,542	731,927
Retained earnings	1,669,157	1,598,085
Treasury stock	(910,960)	(784,914)
Accumulated other comprehensive loss	(98,943)	(121,473)
Total stockholders’ equity	1,393,498	1,424,327
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,138,283	$3,025,293

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues
Software as a service and platform as a service	$271,258	$235,399	$508,341	$451,131
License	56,711	65,582	141,204	95,555
Maintenance	50,421	48,733	99,063	96,487
Services	22,868	23,765	47,215	46,325
Total revenues	401,258	373,479	795,823	689,498
Operating expenses
Cost of revenue (1)	234,800	203,238	448,178	394,345
Research and development	41,107	35,410	80,015	70,403
Selling and marketing	28,741	28,551	60,927	55,301
General and administrative	37,651	24,993	65,243	50,993
Depreciation and amortization	24,101	27,586	48,086	55,195
Total operating expenses	366,400	319,778	702,449	626,237
Operating income	34,858	53,701	93,374	63,261
Other income (expense)
Interest expense	(14,527)	(18,471)	(29,210)	(37,481)
Interest income	3,934	3,953	7,998	7,962
Other, net	(6,393)	1,156	17,347	(869)
Total other income (expense)	(16,986)	(13,362)	(3,865)	(30,388)
Income before income taxes	17,872	40,339	89,509	32,873
Income tax expense	5,670	9,452	18,437	9,737
Net income	$12,202	$30,887	$71,072	$23,136
Income per common share
Basic	$0.12	$0.29	$0.68	$0.22
Diluted	$0.12	$0.29	$0.67	$0.22
Weighted average common shares outstanding
Basic	104,376	105,395	104,860	106,097
Diluted	105,103	106,166	105,960	106,815
(1) The cost of revenue excludes charges for depreciation and amortization.

ACI WORLDWIDE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income	$12,202	$30,887	$71,072	$23,136
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	3,189	3,564	6,345	7,195
Amortization	20,912	24,022	41,741	48,000
Amortization of operating lease right-of-use assets	2,407	2,431	4,842	4,999
Amortization of deferred debt issuance costs	620	662	1,270	1,598
Deferred income taxes	(1,745)	510	(4,208)	1,516
Stock-based compensation expense	16,411	10,720	28,038	18,819
Gain on sale of equity investment	—	—	(25,927)	—
Other	1,591	(756)	873	(2,067)
Changes in operating assets and liabilities:
Receivables	7,051	(27,671)	48,691	99,598
Accounts payable	4,932	5,297	12,411	4,849
Accrued employee compensation	8,980	6,569	(16,202)	(19,884)
Deferred revenue	(3,193)	(5,590)	(7,841)	8,317
Other current and noncurrent assets and liabilities	(23,560)	4,372	(33,087)	(17,818)
Net cash flows from operating activities	49,797	55,017	128,018	178,258
Cash flows from investing activities:
Purchases of property and equipment	(2,156)	(1,746)	(4,326)	(4,954)
Purchases of software and distribution rights	(5,383)	(4,442)	(12,142)	(19,024)
Proceeds from sale of equity investment	—	—	46,021	—
Net cash flows from investing activities	(7,539)	(6,188)	29,553	(23,978)
Cash flows from financing activities:
Proceeds from issuance of common stock	819	704	1,632	1,397
Proceeds from exercises of stock options	214	277	796	752
Repurchase of stock-based compensation awards for tax withholdings	(13,156)	(3,037)	(20,226)	(6,339)
Repurchases of common stock	(119,362)	(57,159)	(133,770)	(119,674)
Redemption of 2026 Notes	(400,000)	—	(400,000)	—
Proceeds from revolving credit facility	290,000	—	290,000	164,000
Repayment of revolving credit facility	(30,000)	—	(100,000)	(152,000)
Proceeds from term portion of credit agreement	200,000	—	200,000	500,000
Repayment of term portion of credit agreement	(9,375)	(9,375)	(18,750)	(538,448)
Payments on or proceeds from other debt, net	(6,447)	(5,975)	(10,664)	(8,669)
Payments for debt issuance costs	(134)	—	(134)	(5,141)
Net increase (decrease) in settlement assets and liabilities	(26,751)	12,782	61,573	(6,151)
Net cash flows from financing activities	(114,192)	(61,783)	(129,543)	(170,273)
Effect of exchange rate fluctuations on cash	4,118	(1,024)	5,909	1,290
Net increase (decrease) in cash and cash equivalents	(67,816)	(13,978)	33,937	(14,703)
Cash and cash equivalents, including settlement deposits, beginning of period	366,771	238,096	265,018	238,821
Cash and cash equivalents, including settlement deposits, end of period	$298,955	$224,118	$298,955	$224,118
Reconciliation of cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$189,697	$156,983	$189,697	$156,983
Settlement deposits	109,258	67,135	109,258	67,135
Total cash and cash equivalents	$298,955	$224,118	$298,955	$224,118

	Three Months Ended June 30,		Six Months Ended June 30,
Adjusted EBITDA (millions)	2025	2024	2025	2024
Net income	$12.2	$30.9	$71.1	$23.1
Plus:
Income tax expense	5.7	9.4	18.4	9.7
Net interest expense	10.6	14.5	21.2	29.5
Net other (income) expense	6.4	(1.1)	(17.3)	0.9
Depreciation expense	3.2	3.6	6.4	7.2
Amortization expense	20.9	24.0	41.7	48.0
Non-cash stock-based compensation expense	16.4	10.7	28.0	18.8
Adjusted EBITDA before significant transaction-related expenses	$75.4	$92.0	$169.5	$137.2
Significant transaction-related expenses:
Cost reduction strategies	5.1	0.4	5.1	3.0
Other	0.4	0.4	0.4	0.7
Adjusted EBITDA	$80.9	$92.8	$175.0	$140.9
Revenue, net of interchange:
Revenue	$401.3	$373.5	$795.8	$689.5
Interchange	151.1	124.2	281.9	236.6
Revenue, net of interchange	$250.2	$249.3	$513.9	$452.9

Net Adjusted EBITDA Margin	32%	37%	34%	31%

	Three Months Ended June 30,		Six Months Ended June 30,
Segment Information (millions)	2025	2024	2025	2024
Revenue
Payment Software	$179.3	$181.7	$380.1	$322.8
Biller	221.9	191.8	415.7	366.7
Total	$401.3	$373.5	$795.8	$689.5
Recurring Revenue
Payment Software	$99.8	$92.3	$191.6	$180.9
Biller	221.9	191.8	415.8	366.7
Total	$321.7	$284.1	$607.4	$547.6
Segment Adjusted EBITDA
Payment Software	$83.3	$94.6	$189.8	$146.9
Biller	39.8	37.4	70.7	68.2

Note: Amounts may not recalculate due to rounding.

	Three Months Ended June 30,
	2025		2024
EPS Impact of Non-cash and Significant Transaction-related Items (millions)	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net income	$0.12	$12.2	$0.29	$30.9
Adjusted for:
Significant transaction-related expenses	0.04	4.1	0.01	0.7
Amortization of acquisition-related intangibles	0.04	4.2	0.06	6.3
Amortization of acquisition-related software	0.03	3.2	0.03	3.3
Non-cash stock-based compensation	0.12	13.0	0.08	8.1
Total adjustments	$0.23	$24.5	$0.18	$18.4
Diluted EPS adjusted for non-cash and significant transaction-related items	$0.35	$36.7	$0.47	$49.3

	Six Months Ended June 30,
	2025		2024
EPS Impact of Non-cash and Significant Transaction-related Items (millions)	EPS Impact	$ in Millions (Net of Tax)	EPS Impact	$ in Millions (Net of Tax)
GAAP net income	$0.67	$71.1	$0.22	$23.1
Adjusted for:
Gain on sale of equity investment	(0.20)	(21.7)	—	—
Significant transaction-related expenses	0.04	4.1	0.03	2.9
Amortization of acquisition-related intangibles	0.08	8.3	0.12	12.7
Amortization of acquisition-related software	0.06	6.4	0.06	6.7
Non-cash stock-based compensation	0.21	22.2	0.13	14.3
Total adjustments	$0.19	$19.3	$0.34	$36.6
Diluted EPS adjusted for non-cash and significant transaction-related items	$0.86	$90.4	$0.56	$59.7

	Three Months Ended June 30,		Six Months Ended June 30,
Recurring Revenue (millions)	2025	2024	2025	2024
SaaS and PaaS fees	$271.3	$235.4	$508.3	$451.1
Maintenance fees	50.4	48.7	99.1	96.5
Recurring Revenue	$321.7	$284.1	$607.4	$547.6

New Bookings (millions)	Three Months Ended June 30,		TTM Ended June 30,
	2025	2024	2025	2024
Annual recurring revenue (ARR) bookings	$24.3	$13.1	$79.5	$68.8
License and services bookings	58.1	80.7	290.2	268.5

Note: Amounts may not recalculate due to rounding.